Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Relmada Therapeutics, Inc. (the “Company”) on Form 10-Q for the three months ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas Beck, CPA, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

Relmada Therapeutics, Inc.

By:	/s/ Douglas Beck, CPA
Douglas Beck, CPA
Chief Financial Officer

November 6, 2015